Exhibit 99-3



       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements give effect to the exchange of $45.25 in cash by Gannett Co., Inc. (the Company) for each share of issued and outstanding common stock of Multimedia, Inc. (Multimedia) pursuant to the Merger Agreement. As a result of the merger, Gannett will also assume or incur the long-term debt of Multimedia. The purchase price is subject to adjustment if Multimedia's long-term debt (including the current portion of long-term debt) at December 31, 1995 exceeds a specified level. This transaction will be accounted for as a purchase.

     The unaudited pro forma combined balance sheet presents the financial position of Gannett and Multimedia as of that June 25, 1995, assuming that the proposed merger with Multimedia occurred as of that date. Such pro forma information is based on the historical balance sheets of the Company at June 25, 1995 and of Multimedia at June 30, 1995.

     As required by rule 11-02 of regulation S-X, the unaudited pro forma combined statements of income have been prepared assuming that the proposed merger occurred as of the beginning of the periods presented. The unaudited combined statements of income reflect the historical results of operations for Gannett and Multimedia for their respective 1994 fiscal years and first six-months of 1995.

     The unaudited pro forma combined financial statements give effect to certain pro forma adjustments which are described in the notes to these statements. Nonrecurring charges, including legal fees, investment banker fees, and other professional fees directly attributable to the merger with Multimedia are not included in the unaudited pro forma combined financial statements. In addition, there will be certain other nonrecurring charges that will result from the merger which are not included in the unaudited pro forma combined financial statements. These consist primarily of severance costs and debt prepayment penalties. The Company does not believe that the aggregate amount of such nonrecurring charges will be material in relation to the purchase price. As the nonrecurring charges are incurred, most will be reflected as part of the purchase price, others will be included in the expenses of the combined operations.

     The unaudited pro forma combined financial statements do not reflect any synergies anticipated by the Company as a result of the merger.

     The unaudited pro forma data is presented for informational purposes only and is not necessarily indicative of the results of operations or financial position which would have been achieved had the transaction been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of Gannett's future results of operations or financial position.

     The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company and of Multimedia, including the related notes thereto.


                                          GANNETT CO., INC.
                        UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                           JUNE 25, 1995

(In thousands)                         Gannett     Multimedia(*)    Pro forma        Pro forma
                                                                    Adjustments       Combined
ASSETS
Cash and marketable securities      $   12,778      $ 13,299      $   67,000 (1)    $   93,077
Accounts receivable, net               481,026        94,789                           575,815
Inventories                             79,989         7,782                            87,771
Prepaid expenses and other
   current assets                       57,017        27,179                            84,196
                                     ---------       -------       ---------         ---------
Total current assets                   630,810       143,049          67,000           840,859

Property, plant and equipment, net   1,412,358       306,518         318,341 (2)     2,037,217
Excess of acquisition cost over
   the value of assets acquired      1,450,020       249,026       1,628,997 (3)     3,328,043
Other assets                           189,745        30,533         (30,533)(3)       189,745
                                     ---------       -------       ---------         ---------
Total assets                        $3,682,933      $729,126      $1,983,805        $6,395,864
                                     =========       =======       =========         =========
LIABILITIES & SHAREHOLDERS' EQUITY
Current maturities of long-term
  debt                              $   61,476      $ 30,254                         $  91,730
Accounts payable and current
   portion of film contracts payable   199,772        22,282                           222,054
Accrued expenses and other current
   liabilities                         234,269        71,192                           305,461
Dividends payable                       47,608                                          47,608
Income taxes                            43,650        18,137         (18,000)(4)        43,787
                                     ---------       -------       ---------         ---------
Total current liabilities              586,775       141,865         (18,000)          710,640

Deferred income taxes                  155,840        53,574         128,924 (5)       338,338
Long-term debt, less current portion   553,725       548,000       1,835,000 (6)     2,936,725
Postretirement medical and life
insurance  liability                   308,324         2,230                           310,554
Other long-term liabilities            108,561        21,338                           129,899
Total shareholders' equity           1,969,708       (37,881)         37,881 (7)     1,969,708
                                     ---------       -------       ---------         ---------
Total liabilities and
    shareholders' equity            $3,682,933      $729,126      $1,983,805        $6,395,864
                                     =========       =======       =========         =========

* For comparability, Multimedia amounts, which as of June 30, 1995, have been reclassified to conform with Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                                    GANNETT CO., INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                    JUNE 25, 1995

(In thousands except                                            Pro forma      Pro forma
 per share data)                      Gannett   Multimedia(*)  Adjustments     Combined
Net Operating Revenues:
Newspapers                           $1,590,714    $78,355                   $1,669,069
Broadcasting                            217,863     75,212                      293,075
Outdoor                                 119,164                                 119,164
Cable                                               85,450                       85,450
Entertainment                                       74,377                       74,377
Security                                            13,380                       13,380
                                      ---------    -------      ------        ---------
Total                                 1,927,741    326,774           0        2,254,515
                                      ---------    -------      ------        ---------
Operating Expenses:
Cost of sales and operating
  expenses, exclusive of
  depreciation                        1,076,594    125,996                    1,202,590
Selling, general and
  administrative expenses,
  exclusive of depreciation             346,583     79,768                      426,351
Depreciation                             78,242     20,449    $(20,449)(1)      101,647
                                                                23,405 (2)
Amortization of intangible assets        22,756      7,237      (7,237)(3)       47,736
                                                                24,980 (4)
                                      ---------    -------      ------        ---------
Total                                 1,524,175    233,450      20,699        1,778,324
                                      ---------    -------      ------        ---------
Operating income                        403,566     93,324     (20,699)         476,191
                                      ---------    -------      ------        ---------
Non-operating income (expense):
Interest expense                        (22,610)   (28,862)    (54,867)(5)     (106,339)
Other income (expense)                   (1,727)      (105)                      (1,832)
                                      ---------    -------      ------        ---------
Total                                   (24,337)   (28,967)    (54,867)        (108,171)
                                      ---------    -------      ------        ---------
Income before income taxes              379,229     64,357     (75,566)         368,020
Provision for income taxes              153,600     26,709     (23,100)(6)      157,209
Minority interest, net                              (1,637)                      (1,637)
                                      ---------    -------      ------        ---------
Net income                           $  225,629   $ 36,011    $(52,466)      $  209,174
                                      =========    =======      ======        =========
Net income per share                      $1.61      $0.93                        $1.49

Average number of outstanding shares    140,065                                 140,065

* For comparability, Multimedia amounts, which are for the first six months of June 30, 1995 have been reclassified to conform with Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                                   GANNETT CO., INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                 DECEMBER 25, 1994

(In thousands except
 Per share date)                                               Pro forma       Pro forma
                                      Gannett   Multimedia(*)  Adjustments      Combined
Net Operating Revenues:
Newspaper                            $3,176,787   $150,140                   $3,326,927
Broadcasting                            406,608    142,841                      549,449
Outdoor                                 241,128                                 241,128
Cable                                              165,406                      165,406
Entertainment                                      147,512                      147,512
Security                                            24,584                       24,584
                                      ---------    -------     -------        ---------
Total                                 3,824,523    630,483                    4,455,006
                                      ---------    -------     -------        ---------
Operating Expenses:
Cost of sales and operating
   expenses, exclusive of
   depreciation                       2,106,810    229,390                    2,336,200
Selling, general and
   administrative expenses,
   exclusive of depreciation            696,139    158,248                      854,387
Depreciation                            163,242     39,025    $(39,025)(1)      207,382
                                                                44,140 (2)
Amortization of intangible assets        45,554     14,377     (14,377)(3)       95,514
                                                                49,960 (4)
                                      ---------    -------     -------        ---------
Total                                 3,011,745    441,040      40,698        3,493,483
                                      ---------    -------     -------        ---------
Operating income                        812,778    189,443     (40,698)         961,523
                                      ---------    -------     -------        ---------
Non-operating income (expense):
Interest expense                        (45,624)   (59,142)    (77,070)(5)     (181,836)
Other income (expense)                   14,945     25,584                       40,529
                                      ---------    -------     -------        ---------
Total                                   (30,679)   (33,558)    (77,070)        (141,307)
                                      ---------    -------     -------        ---------
Income before income taxes              782,099    155,885    (117,768)         820,216
Provision for income taxes              316,700     64,693     (32,900)(6)      348,493
Minority interest, net                              (1,163)                      (1,163)
                                      ---------    -------     -------        ---------
Net income                           $  465,399   $ 90,029    $(84,868)      $  470,560
                                      =========    =======     =======        =========
Net income per share                      $3.23      $2.35                        $3.26

Average number of outstanding shares    144,276                                 144,276

* For comparability, Multimedia amounts, which are for the year-ended December 31, 1994, have been reclassified to conform with Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Note 1 - Basis of Presentation

The unaudited combined pro forma balance sheet has been prepared to reflect the acquisition of Multimedia for an aggregate price of approximately $1.8 billion plus the assumption of approximately $578 million of Multimedia's long-term debt.

The unaudited pro forma combined balance sheet presents the financial position of the Company and Multimedia as of June 25, 1995 assuming that the transaction occurred as of June 25, 1995. Such pro forma information is based on the historical balance sheets of Gannett as of June 25, 1995 and of Multimedia as of June 30, 1995.

As required by rule 11-02 of regulation S-X, the unaudited pro forma condensed combined statements of income assume that the transaction occurred as of the beginning of the periods presented. The unaudited pro forma condensed combined statements of income reflect Multimedia's historical results of operations for the most recent 12 month period ended December 31, 1994 and for the six months ended June 30, 1995.

The Company believes that the assumptions used in preparing the unaudited pro forma combined financial statements provide a reasonable basis for presenting all of the significant effects of the merger (other than any synergies anticipated by Gannett, nonrecurring charges directly attributable to the merger and nonrecurring charges that will result from combining operations), and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma combined financial statements.

Note 2 - Pro forma Adjustments

A. Pro forma adjustments to the unaudited condensed combined balance sheet are made to reflect the following:

(1) Proceeds from exercise of all outstanding Multimedia stock options.

(2) Adjustment to record the fixed assets of Multimedia at estimated fair value at the acquisition date. The fair value of fixed assets was estimated on a property-by-property basis using certain information provided by Multimedia, and in general consideration of the age, condition and replacement value of the assets. Estimated useful lives for depreciation purposes have been assigned which give appropriate effect to the age, condition and productiveness of the assets.

(3) Adjustment to record the excess of acquisition cost over the fair value of net assets acquired (goodwill). The acquisition cost was allocated to each business segment based on the value of the segment, which was estimated by The Company using internal and external valuation reports. Goodwill for each business segment was calculated as the excess of allocated purchase price over the estimated fair value of the assets of the segment. For purposes of the unaudited pro forma condensed combined statements of income, goodwill is being amortized over various lives ranging from ten to forty years.

(4) Tax benefit of options exercised. The effective tax rate for this adjustment assumes that a portion of the compensation element of the options exercised will be deductible for federal and state income tax purposes.

(5) Deferred tax on step-up of fixed assets, using the Company's combined federal and state tax rate of 40.5%.

(6) The issuance of $1.83 billion in commercial paper necessary to finance the merger.

(7) The elimination of the shareholders' equity accounts of Multimedia.


B. Pro forma adjustments to the June 25, 1995 unaudited condensed combined income statement are made to reflect the following:

(1) Elimination of Multimedia's historical depreciation expense.

(2) Depreciation expense based on estimated fair market value and useful lives of Multimedia assets (see note A.2.)

(3) Elimination of Multimedia's historical amortization expense.

(4) Amortization expense on the estimated excess of acquisition cost over fair value of assets, assuming lives ranging from ten to forty years.

(5) Interest expense on amount assumed borrowed for consideration paid ($1.83 billion). The rate used to calculate interest expense, 5.98%, is based on the weighted average rate paid by Gannett for commercial paper during the six-month period ended June 25, 1995.

(6) Record income tax effect of pro forma adjustments. The effective tax rate on pro forma combined income before taxes of 42.4% differs from the Company's statutory tax rate of 35% due primarily to non-deductible goodwill and state income taxes.

C. Pro forma adjustments to the December 25, 1994 unaudited condensed combined income statement are made to reflect the following:

(1) Elimination of Multimedia's historical depreciation expense.

(2) Depreciation expense based on estimated fair market value and useful lives of Multimedia assets (see note A.2.)

(3) Elimination of Multimedia's historical amortization expense.

(4) Amortization expense on the estimated excess of acquisition cost over fair value of assets, assuming lives ranging from ten to forty years.

(5) Interest expense on amount assumed borrowed for consideration paid ($1.83 billion). The rate used to calculate interest expense, 4.2%, is based on the weighted average rate paid by Gannett for commercial paper in 1994.

(6) Record income tax effect of pro forma adjustments. The effective tax rate on pro forma combined income before taxes of 42.5% differs from the Company's statutory tax rate of 35% due primarily to non-deductible goodwill and state income taxes.